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                                                                   EXHIBIT 10.15

[LOGO OF STATE STREET APPEARS HERE]

April 1, 1997


Mr. M. D. Davis
Diversified Specialists, Inc.
1100 West Sam Houston Parkway (North)
Houston, Texas 77043
U.S.A.


Dear Mr. Davis,

At your request, this is to confirm to you that the following credit facility (Credit Facility), subject to terms and conditions set out below, remains in force for the use of DSI (HK) Ltd. The Credit Facility is available in the amounts and for the purposes detailed below with the understanding that total usage of the Credit Facility at any one time is not to exceed US$5,000,000 or its foreign currency equivalent.

Borrower        :       DSI (HK) Ltd.

Lender          :       State Street Bank & Trust Company, Hong Kong Branch
                        ("SSHK")

Availability    :       US$5,000,000 for opening back-to-back letters of credit
                        and for negotiating export bills against letters of guarantee for discrepancies.

Sublimits       :       Within the US$5,000,000, there will be three sublimits.
                        One sublimit of US$500,000 is available for creating
                        packing loans up to 35% of each valid export letter of
                        credit ("master L/C") pledged to SSHK and/or for opening
                        simple letters of credit for purchase of finished goods
                                                                 --------------
                        prior to receipt of master L/C from buyers. (We
                        approved a seasonal increase in the packing loan
                        sublimit to $1,500,000 in 1996. Should such a seasonal
                        increase be required in 1997, we ask that such a
                        request be made as early as possible in the year for our
                        consideration).  Another sublimit of US$500,000 is
                        available for opening simple letters of credit for
                        purchase of finished goods supported by at least the
                                    --------------
                        same amount of valid master L/C pledged to SSHK.
                        This type of simple L/C is to be called "packing
                        L/C" for the sake of distinguishing from the regular simple L/C. The third sublimit of US$200,000 is available for overdraft and/or issuance of standby
                        L/C for utilities and/or rental deposits purposes.
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[LOGO OF STATE STREET APPEARS HERE]


Security            :   The Credit Facility is secured by a cash collateral of
                        US$150,000 currently pledged to SSHK.

Guarantee           :   Corporate guarantee of Diversified Specialists, Inc.

Special Condition   :   It is understood that the Credit Facility is intended
                        for financing the FOB L/C sales rather than the domestic US sales.

Financial Statements:   1)  Audited annual financial statements of both
                            --------------
                            Diversified Specialists, Inc. and DSI (HK) Ltd.
                            within 180 days of their fiscal year ends.

                        2)  Unaudited quarterly financial statements of both
                            -------------------
                            Diversified Specialists, Inc. and DSI (HK) Ltd. within 90 days of the end of each quarter.

Cancellation        :   The Credit Facility, which is subject to review once
                        annually, is cancellable at any time by SSHK at its sole discretion without prior notice to your company.
                        Upon cancellation, all of your company's obligations to SSHK, whether actual, future or contingent, will be due and payable.

We look forward to a long and mutually beneficial relationship.


Yours sincerely,

/s/ PAUL LI

Paul Li
Vice President